Exhibit 4.3

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 25, 2010, among SSI Investments II Limited, an Irish private limited company (“Issuer”) and SSI Co-Issuer LLC, a Delaware limited liability company (“Co-Issuer” and, together with Issuer, the “Issuers”), SkillSoft Ireland Limited, an Irish private limited company, CBT (Technology) Limited, an Irish private limited company, Stargazer Productions, an Irish private limited company, and SkillSoft Limited, an Irish private limited company (f/k/a SkillSoft plc) (collectively, the “Guaranteeing Subsidiaries”), and Wilmington Trust FSB, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 26, 2010 providing for the issuance of 11.125% Senior Notes due 2018 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each of the Guaranteeing Subsidiaries hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article10 thereof.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuers or any Guarantor or any of their direct or indirect parent companies, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. NEW YORK LAW TO GOVERN. THE INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: June 25, 2010

PRESENT when the Common Seal of

SSI INVESTMENTS II LIMITED

was affixed hereto:

/s/ MARK COMMINS
Director

/s/ IMELDA SHINE
Director

SSI CO-ISSUER LLC

By:	/s/ MICHAEL C. ASCIONE
Name: Michael C. Ascione
Title: Manager

PRESENT when the Common Seal of

SKILLSOFT IRELAND LIMITED

was affixed hereto:

/s/ IMELDA SHINE
Director

/s/ FERDINAND VON PRONDZYNSKI
Director

Supplemental Indenture

Signature Page

PRESENT when the Common Seal of

CBT (TECHNOLOGY) LIMITED

was affixed hereto:

/s/ IMELDA SHINE
Director

/s/ FERDINAND VON PRONDZYNSKI
Director

PRESENT when the Common Seal of

STARGAZER PRODUCTIONS

was affixed hereto:

/s/ IMELDA SHINE
Director

/s/ FERDINAND VON PRONDZYNSKI
Director

PRESENT when the Common Seal of

SKILLSOFT LIMITED

was affixed hereto:

/s/ IMELDA SHINE
Director

/s/ FERDINAND VON PRONDZYNSKI
Director

WILMINGTON TRUST FSB,

as Trustee

By:	/s/ JOSEPH P. O’DONNELL
Authorized Signatory

Supplemental Indenture

Signature Page